EMPLOYMENT AGREEMENT

        Agreement, dated as of January 1, 1997, by and between PSI INDUSTRIES, INC., a Florida corporation, having its principal place of business at 1160-B South Rogers Circle, Boca Raton, Florida 33487 (the "Corporation"), and BEN COHEN, residing at 6727 Newport Lake Circle, Boca Raton, Florida 33496 (the "Executive").

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein:

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

        1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the
           -------------------
Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of five years commencing on the date hereof.

        2. DUTIES. Executive shall serve the Corporation as its President and
           ------
Chief Operating Officer and, in such capacity, subject to the direction of the Corporation's Board of Directors, he shall supervise, manage and administer the Corporation's business and shall perform such other executive duties and exercise such other power and authority as are incidental to the offices he holds and as may from time to time be assigned to him by the Corporation's Board of Directors. In addition, the Executive shall be a member of the Board of Directors. Executive agrees to serve as an officer or director of any parent, subsidiary or affiliate of the Corporation at the Corporation's request, with no additional compensation beyond that set forth in Paragraph 3 below. At no time will Executive be requested to perform duties inconsistent with the duties normally performed by the president of a publicly-traded corporation. Without Executive's consent, Executive shall not be assigned to a location outside of the continental United States.

        3. COMPENSATION.
           ------------

           (a) BASE SALARY. As base compensation for the services to be
               -----------
rendered by the Executive hereunder, the Corporation agrees to pay Executive an annual base salary in the amount of $180,000, commencing on January 1, 1997, such salary to be paid in equal, bi-weekly installments. In the event that, and at such time as, the Corporation has completed an underwritten public offering of its securities, then effective upon the closing of the offering, Executive's base salary shall be increased to $250,000.

           (b) BASE SALARY INCREASES; BONUS PAYMENTS. It is contemplated
               -------------------------------------
that the Corporation will have a Compensation Committee of the Board of Directors at some point during 1997. The Compensation Committee will review Executive's compensation on an annual basis to determine appropriate increases in Executive's base salary and Executive's entitlement to receive annual bonuses in such amounts, if any, up to 100% of Executive's base salary. In its review, the Compensation Committee shall consider the Corporation's financial performance for the year, its progress in achieving projected financial goals and objections, as well as Executive's performance. Executive shall be entitled to receive such annual salary increases and annual bonus payments, if any, as determined by the Compensation Committee. In the event that the Corporation achieves its financial goals, it is anticipated that the minimum base salary of Executive shall be determined pursuant to the following schedule:

                         1998                     $275,000
                         1999                     $300,000
                         2000                     $350,000
                         2001                     $400,000

Until a Compensation Committee has been appointed, the determinations under this paragraph 3(b) shall be made by the Board of Directors. Bonuses for a particular year will be paid by March 31 of the following year.

        4. GRANT OF RESTRICTED STOCK...Effective as of the date hereof,
           -------------------------
Executive shall receive 1,164,470 shares of the Corporation's Common Stock (the "Shares"). 388,156 shares shall "vest" (as hereinafter defined) upon the date hereof. The remaining shares shall vest pro rata on a monthly basis over the period from February 1, 1997 through January 1, 1999. "Vesting" shall mean the time when the forfeiture restrictions set forth in Paragraph 4(a) shall lapse. The Shares shall be granted upon and subject to the following conditions:

           (a) Those Shares that are unvested shall be immediately forfeited to the Corporation and canceled in the event of any of the following occurrences: (i) termination of Executive's employment for cause as defined in Paragraph 8 below; (ii) the death of Executive; and (iii) Executive's Disability as defined in Paragraph 7 below.

           b) Subject to the provisions of this Paragraph 4, Executive shall be a stockholder with respect to all of the Shares and shall have the rights of a stockholder, including the right to vote the Shares and to receive dividends and other distributions made with respect to such Shares. While the forfeiture restrictions are in effect with respect to the above Shares, the certificate or certificates representing the Shares shall be held by the Secretary of the Corporation, properly endorsed for transfer, until such time as the restrictions lapse, at which time the certificates will be delivered to the Executive.

           (c) Executive acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and that he is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution with any such Shares. Executive also acknowledges that the Shares shall contain a legend to the following effect:

                  "The Shares represented by this certificate have been acquired for investment and may not be sold or otherwise transferred by any person, including a pledgee, in the absence of a registration of the shares under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Corporation that an exemption from registration is then available."


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        5. EXPENSE REIMBURSEMENT. Executive shall be entitled, on a basis
           ---------------------
consistent with the Corporation's policy applicable to its executives, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

        6. OTHER BENEFITS.
           --------------

           (a) RELOCATION EXPENSES. The Corporation shall pay the Executive
               -------------------
all of his expenses in connection with relocation from California to Florida, including search trip expenses, hotel expenses, packing, moving and unpacking expenses.

           (b) LEASE OF HOME. The Corporation shall also reimburse Executive for
               -------------
rental payments on a home in Florida for a period of two years from the date hereof, with such reimbursement payments not to exceed $45,000 per year.

           (c) CAR ALLOWANCE. The Corporation shall also pay the executive an
               -------------
allowance to cover the cost of leasing an automobile of his choice, with such allowance not to exceed $1,000 per month.

           (d) CLUB MEMBERSHIP. The Corporation shall reimburse Executive for
               ---------------
the cost of a country club membership for Executive and his family.

           (e) LIFE INSURANCE. Subject to Executive's insurability, the
               --------------
Corporation agrees to obtain a life insurance policy covering Executive's life for a beneficiary to be named by Executive, in an amount at least four times Executive's base salary.

           (f) PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to
               ------------------------------
participate in or benefit from, in accordance with the eligibility and other provisions thereof, any such medical insurance, pension, retirement, life insurance, bonus, profit-sharing, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time, including, without limitation, those plans set forth on Schedule "A". Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion. The Corporation agrees that Executive's participation in any benefit plan or program shall be no less than equal to that of the Corporation's Chief Executive Officer, Dominick Seminara.


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


           (g) VACATION. The Executive shall be entitled to a period of vacation
               --------
that is at least equal to that accorded the Corporation's Chief Executive Officer, Dominick Seminara. In all events, Executive shall be entitled to a minimum of four (4) weeks of paid vacation each calendar year.

           (h) DISABILITY PAYMENTS. In the event that Executive, due to physical
               -------------------
or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of six successive months ("Disability"), the Corporation or Executive shall have the right to declare the Executive "Disabled". The party claiming that the Executive is Disabled shall notify the other party, in writing, of such a declaration. Thirty days after receipt of such written notice the amounts payable to Executive and the benefits provided to Executive hereunder shall be modified to provide solely for the payment of 80 percent of the wages paid to Executive for the last completed calendar year (payable on a bi-weekly basis) ("Disability Payments"). The Disability Payments shall be reduced by disability benefits received by the Executive by reason of
(i) any Federal or State disability law or (ii) any group disability insurance program paid for by the Corporation. Such Disability Payments shall continue for the remaining term of this Agreement.

         7. TERMINATION ON DISABILITY OR DEATH.
            -----------------------------------

           (a) In the event that Executive is declared "Disabled" in accordance with the provisions of Paragraph 6(h), then his employment shall terminate immediately and he shall be entitled to the benefits set forth in Paragraph 6(h). Executive's employment shall terminate immediately upon his death.

           (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, in addition to the payments pursuant to Paragraph 6(h), or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive all base compensation earned or accrued to the date of such termination and not theretofore paid.

         8. TERMINATION FOR CERTAIN CAUSES AND OTHER REASONS.
            ------------------------------------------------

           (a) In the event of (i) the conviction of the Executive of any felony under federal or state law involving fraud or dishonesty, or (ii) the willful gross misconduct of Executive causing material harm to the Company, this Agreement and Executive's employment hereunder may be terminated immediately by the Corporation. This Agreement may also be terminated by the Corporation in the event that there has been a material failure of performance by Executive of his duties hereunder and such failure has not been cured by the Executive within a period of sixty (60) days of his receipt from the Corporation of a written notice of proposed termination specifying the particular failure(s) of performance, upon which the proposed termination will be based, if not cured. Any termination of Executive's employment pursuant to this Section 8(a) shall be a termination for "cause".

           (b) The Corporation may also terminate this Agreement for any reason other than the reasons set forth in Paragraph 8(a), above. However, in the event



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

that the Corporation elects to terminate this Agreement under this Paragraph 8(b), as a severance allowance, the Executive shall continue to receive his base salary (at the base rate in effect at the time of termination) and all benefits described in Paragraph 6 hereof, for the duration of the remaining term of this Agreement, payable to or provided to Executive in the same manner as before the termination.

        9. CHANGE OF CONTROL. In order to protect the Executive against the
           -----------------
possible consequences and uncertainties of a Change of Control of the Corporation (as hereinafter defined) and thereby induce the Executive to enter into the employ of the Corporation, the Corporation agrees that:

           (a) If, during the term of this Agreement, the Executive's employment is terminated by the Corporation at any time subsequent to a Change of Control other than for the causes set forth in Paragraph 8(a), then in such event, the Corporation shall pay the Executive all amounts due to Executive pursuant to this Agreement, for the entire term of this Agreement. The base salary of the Executive in effect at the time of termination pursuant to this Paragraph 9(a) shall remain in effect for the remaining term of this Agreement. All benefits provided to Executive pursuant to this Agreement shall continue to be provided to Executive for the entire term of this Agreement.

           (b) For purposes of this Paragraph 9, in the event, following a Change of Control, the Executive shall resign from his employment with the Corporation within thirty (30) calendar days after he has obtained actual knowledge of any significant change or proposed change in his title, nature of duties, employee benefits or working conditions, in each instance without his prior consent, such resignation shall be deemed to be a termination of employment by the Corporation for purposes of Paragraph 9(a) of this Agreement.

           (c) As used in this Paragraph 9, a "Change of Control" shall be deemed to have occurred if (i) any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation representing more than thirty-five percent (35%) of the Corporation's then outstanding securities having the right to vote on the election of directors or (ii) if directors constituting a majority of the Board of Directors are elected to the Board of Directors without the recommendation or approval of the incumbent Board of Directors.

           (d) Anything in this Paragraph 9 to the contrary notwithstanding, in the event that the Corporation's auditors determine that the payment by the Corporation to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the Corporation for federal income tax purposes because of Section 280(G) of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Executive pursuant to this Agreement shall be reduced to such amount which maximizes the amount payable without causing the payment to be non-deductible by the Corporation because of Section 280(G) of the Code. The manner in which such payments or benefits shall be reduced shall be determined by the Executive, utilizing the valuation for the various benefits reasonably determined by the Corporation's independent public accountants.


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         10. DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.
             ----------------------------------------

           (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to the business and products of the Corporation (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, along or jointly with others:

               (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work;

               (ii) within a period of two years after termination of his employment with the Corporation; and

               (iii) at any time after termination of his employment with the Corporation, if such Developments arise out of any work done or concepts developed by Executive, alone or with others, during his employment by the Corporation.

Executive hereby agrees that all of his right, title, and interest in and to such Developments shall be deemed as held by him in a fiduciary capacity solely for the benefit of the Corporation, shall be the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Paragraph 11 as confidential information of the Corporation.

           (b) Executive, when required to do so, either during or after the term of his employment with the Corporation, shall:

               (i) assign and convey to the Corporation his entire right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of Executive in and to the Developments;

               (ii) assist the Corporation and its agents in preparing patent applications, domestic and foreign, covering the Developments;

               (iii) sign and deliver all such applications and assignments of the same to the Corporation; and

               (iv) generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United States and foreign patents covering the Developments.


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


           (c) Executive hereby irrevocably nominates and appoints the Corporation his attorney-in-fact to sign and deliver all such papers, and perform all such acts, mentioned in Paragraph 10(b), in the event of Executive's absence, unavailability, refusal, or death, such nomination and appoint hereby being granted with full authority in the premises, and such authority to be deemed coupled with an interest vested in the Corporation.

           (d) The Corporation agrees to bear all expenses which it causes to be incurred in obtaining, extending, issuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay Executive for any time which it may require of him therefore, and for any services that may be required of him pursuant to Paragraph 10(b), subsequent to the termination of his employment with the Corporation, such payment to be at an hourly rate equivalent to that at which Executive is paid at the time of the termination of his employment by the Corporation.

           (e) In the event of the unenforceability of all or part of the foregoing provisions in this Paragraph 10, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including without limitation, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use, lease and sell the Developments which have not been assigned to the Corporation under the provisions of Paragraph 10(b), without payment of any royalty.

         11. CONFIDENTIALITY.
             ----------------

           (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.


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


           (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

        12. NON-COMPETITION. Executive agrees that, during the term of this
            ---------------
Agreement and for a period of two years after the termination for any cause of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such small area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

               (i) engage in a competitive line of business to the business carried on by the Corporation, either for his own account or with or for anyone else;

               (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or similar to those offered, sold, produced or under development by the Corporation;

               (iii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

               (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

               (v) interfere with any business relationship between the Corporation and any other person; or

               (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged.

Notwithstanding anything to the contrary contained in this Paragraph 12, the provisions hereof shall not prevent the Executive from purchasing or owning up to 5% of the voting securities of any corporation, the stock of which is publicly traded.

        13. REMEDIES. Because the Corporation does not have an adequate remedy
            --------
at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 10, 11 and 12, be available to the Corporation. In the event of such a breach, in addition to any other remedies, the Corporation shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.


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         14. SURVIVAL. The provisions of Paragraphs 10, 11 and 12 shall survive
             --------
termination of this Agreement for any reason.

        15. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding
            ----------------
of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        16. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign
            ----------------------
this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

        17. ADDITIONAL ACTS. Executive and the Corporation each agrees that he
            ---------------
or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

        18. COMMUNICATIONS. All notices, requests, demands and other
            --------------
communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.


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        19. CONSTRUCTION. The headings of the paragraphs of this Agreement have
            ------------
been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Paragraphs are to the paragraphs of this Agreement.

        20. COUNTERPARTS. This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        21. SEVERABILITY. If any provision of this Agreement is held to be
            ------------
invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        22. GOVERNING LAW. This Agreement is made and executed and shall be
            -------------
governed by the laws of the State of Florida (excluding rules relating to conflict of laws).

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                              PSI INDUSTRIES, INC.

_____________________________                 By:_______________________________
BEN COHEN, Executive                             DOMINICK M. SEMINARA,
                                                 Chief Executive Officer


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                                   SCHEDULE A
                                   ----------



1.   Deferred Compensation Plan

2.   Major Medical and Dental Insurance Plan